Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 2,589 and Amendment No. 2,593 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of VanEck Vectors ETF Trust and to the incorporation by reference of our reports dated November 27, 2017 on Biotech ETF, Environmental Services ETF, Gaming ETF, Generic Drugs ETF, Pharmaceutical ETF, Retail ETF, Semiconductor ETF, Global Spin-Off ETF (effective February 1, 2018, Spin-Off ETF), Morningstar International Moat ETF, Morningstar Wide Moat ETF and NDR CMG Long/Flat Allocation ETF (eleven of the investment funds constituting the VanEck Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2017.

/s/ Ernst & Young

New York, New York

January 26, 2018